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                                                                  EXHIBIT 10.25

                              OFFICE BUILDING LEASE

This Office Building Lease ("Lease") is made November 11, 1997 between The Campus, LLC, a California Limited Liability Company, ("Landlord") and Viasat, Inc., a California corporation, ("Tenant").

1.         DEFINITIONS.

                     As used in this Lease, the following items shall have the following meanings:

           1.1. Annual Base Rent. One Hundred Twenty Thousand Two Hundred Sixty Four and 40/100 Dollars ($120,264.40), computed at the rate of $19.80 per rentable square foot per year (Subject to adjustment in Addendum, Paragraph 41).

           1.2. Base Year. The Base Year for this Lease is the 1997 calendar year.

           1.3. Building. The two (2) story office building within which the Premises is located known as The Campus Office Building, located at 5962 La Place Court, Carlsbad, California and consisting of approximately 45,173 rentable square feet.

           1.4.      Commencement Date.

                        Suite 225  ("Original Premises"):           December 1, 1997.

                        Suite 260  ("First Expansion Premises"):    The date that the existing tenant vacates Suite
                                                                    260, which will not be later than January 12, 1998.

                        Suite 230  ("Second Expansion Premises"):   March 1, 1998.

           1.5. Common Areas. All areas within the Project which now or at any time hereafter are available for the common use of tenants and which are not leased or held for the exclusive use of any such tenants, including, but not limited to, building lobbies, building conference rooms, common corridors and hallways, restrooms and shower rooms (other than those for full floor tenants), parking and landscaped areas, swimming pools, picnic areas, sidewalks, stairways, elevators,and other generally understood public or common areas. Landlord may, from time to time, change the size, location, nature and use of the common areas, so long as such changes do not materially affect Tenant's use of the Premises.

           1.6. Comparison Year. Comparison Year is defined as each calendar year during the Lease Term subsequent to the Base Year.

           1.7.      Expiration Date. May 31, 1999.

           1.8. Consumer Price Index. United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, Los Angeles/Anaheim/Riverside Metropolitan Area, Subgroup "All Items" (1982-84=100).

           1.9. Landlord's Mailing Address for Notice. The.Campus, LLC, c/o Newport National Corporation; Attn.: Jeffry A. Brusseau, 5050 Avenida Encinas, Suite 356, Carlsbad, California 92008.

           1.10. Lease Term. The term of this Lease shall be for One (1) year and Six (6) months.

           1.11. Tenant's Mailing Address for Notice. 2290 Cosmos Court, Carlsbad, CA 92009-1585, Attention: Greg Monahan.

           1.12. Monthly Installments of Annual Base Rent. Three Thousand Seven Hundred Forty Eight and 00/100 Dollars ($3,748.00). (Subject to adjustment in Addendum Paragraph 41).

           1.13. Premises. The cross-hatched area shown on the attached floor plans (Exhibits "B" through "B-3") consisting of the approximate 2,272 rentable square feet comprising Suite 225 ("Original Premises'), the approximate 2,724 rentable square feet comprising Suite 260 ("First Expansion Premises"), and the approximate 1,740 rentable square feet comprising Suite 230 ("Second Expansion Premises"), for a total of approximately 6,736 rentable square feet ("Premises'), located on the second floor of the Building.

           1.14. Project. The real property upon which the Building is located as more particularly described in Exhibit "A" attached hereto, together with all easements and appurtenances pertaining thereto, improvements, fixtures, and equipment used in the general operation of such improvements. The Project contains a total Rentable Area of approximately 157,886 rentable square feet.

           1.15. Security Deposit. Ten Thousand Six Hundred Seventy Nine and 40/100 Dollars ($10,679.40).

           1.16. Tenant's Building Proportionate Share. 14.91%. Such share is a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is the rentable square footage of the Building.

           1.17. Tenant's Project Proportionate Share. 4.27%. Such share is a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is the rentable square footage of the Project.


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2.         LEASE OF PREMISES.

           2.1. Lease of Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises described in Section 1.13 above. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined in Section 1.5), subject to such rules and regulations as Landlord may establish from time to time.

           2.2. Delivery of Possession. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on or before the Commencement Date (as defined in Section 1.4), all other terms and conditions of this Lease shall remain in full force and effect, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay.

3.         EXHIBITS AND ADDENDA.

           The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

           Exhibit A:  Site Plan of the Project

           Exhibit B:  Premises

           Exhibit C:  Tenant Improvements

           Exhibit D:  Rules and Regulations

           Exhibit E:  Parking Rules and Regulations

           Exhibit E-1:  Pool and Spa Rules and Regulations

           Exhibit F:  Sign Criteria

           Exhibit F-1:  Sign Dimensions

           Exhibit G:  [Deleted]

           Exhibit H: Standard Hazardous Materials Addendum to Office Building
                     Lease

           Addenda

4.         TERM.

           4.1. Term. The term of this lease shall begin as of the Commencement Date as defined in Sections 1.4 and 2.2 shall continue thereafter during the Lease Term as specified in
                     Section 1. 1 0 unless sooner terminated as hereinafter provided in this Lease.

5.         PARKING.

           During the Lease Term and in connection with its use and occupancy of the Premises, Tenant shall have the right to lease on a non-reserved or allocated basis Twenty Four (24) parking spaces in the designated parking areas in the Project. All such spaces shall be available at the same rates as established from time to time by Landlord for other spaces in the same location. The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit "E" attached hereto and as may be established by Landlord from time to time during the Lease Term. (See also Addendum Paragraph 50.)

           The parking authorized by this Section shall be for the personal transportation of Tenant and its employees only, to and from the Building, and is not for Tenant's invitees and guests. Tenant's invitees and guests may use parking spaces in the Building garage or parking lot which are not allocated or reserved for Tenant or other occupants of the Building on a first-come first-served basis, at the then current parking rates charged by Landlord. The parking spaces allocated to Tenant are not for long-term (i.e., more than 24 hours) storage of automobiles or for short-term or long-term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment. Landlord shall have the right to designate where parking spaces allocated to Tenant shall be located and may reserve certain spaces from Tenant's use as, in Landlord's sole discretion, Landlord may determine.

6.         RENT.

           6.1. Payment of Annual Base Rent. Tenant agrees to pay the Annual Base Rent for the Premises (as specified in Section 1.1) in twelve (12) equal monthly installments (as specified in Section 1.12) payable in advance, on the first day of each calendar month of the Lease Term, without prior notice, offset, demand or deduction, commencing on the Commencement Date. If the Lease Term begins or ends on other than the first or last day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis.

           6.2.      Annual Base Rent Adjustment. (See also Addendum Paragraph
                     41.)

                     The amount of Annual Base Rent (and the corresponding Monthly installments of Base Rent) payable hereunder shall be adjusted according to the schedule in Addendum Paragraph 41.


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           6.3.      Project Operating Costs. Tenant shall pay to Landlord as
                     additional Rent during the Lease Term hereof, in addition to the Annual Base Rent (i) Tenant's Project Proportionate Share of the amount by which all Project Operating Costs (as hereinafter defined) for each Comparison Year (as defined in Section 1.6) exceed the amount of all Project Operating Costs for the Base Year (as defined in Section 1.2), such excess being hereinafter referred to as the "Project Operating Costs Increase," and (ii) Tenant's Building Proportionate Share of the amount by which Project Operating Costs specifically allocated to the Building for each Comparison Year exceed the amount of Project Operating Costs specifically allocated to the Building for the Base Year, such excess being hereinafter referred to as the "Building Operating Costs Increase." The Project Operating Costs Increase and Building Operating Costs Increase are sometimes referred to collectively as the "Operating Costs Increase."

                     a. The term "Project Operating Costs" shall include, but not be limited to, the sum of all those operating costs and expenses incurred by Landlord in maintaining, repairing, managing and operating the Project, including without limitation the following: (1) electricity, gas, and other utilities (except those separately metered to tenants); (2) supplies and tools; (3) water and sewer charges and other similar governmental or quasi-governmental charges attributable to the Project or its operations; (4) services of independent contractors including trash removal, janitorial and all other cleaning services, refurbishing and repainting, air conditioning, heating and elevator service, pest control, resurfacing, lighting systems, fire detection and security services, landscape maintenance, road, sidewalk and driveway maintenance; (5) compensation (including employment, employer tax liabilities; and fringe benefits) of all persons who perform on-site duties connected with the operation, maintenance, repair or overhaul of the Project and equipment, improvements and facilities located within. the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing `services not uniformly available to or performed for substantially all Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Project, if required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) any charges under any declarations of covenants, conditions and restrictions applicable to the Project for repair and maintenance of, property taxes with respect to, special assessments, or other charges on property controlled by the declarations; (8) management of the Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office); (9) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Project; (10) costs, expenditures -or charges relating to the maintenance and repair of the Common Areas, (11) amortization over its useful life of any capital improvements (including financing costs) provided such improvements are (i) required by a governmental or quasigovernmental entity or any change in laws, rules, or regulations of any governmental authority, or (ii) made by Landlord to reduce Project Operating Costs; and which actually do reduce Project Operating Costs; and
                               (12) any other operating costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project.

                     b. As soon as possible after the beginning' of each calendar year, Landlord shall give to Tenant a statement of the amount of the Operating Costs Increase and any other additional rent payable by Tenant hereunder for the previous year, all of which shall be due and payable upon receipt of the statement. In addition, for each year after the Base Year, or portion thereof, Tenant shall pay Tenant's Project Proportionate Share and Tenant's Building Proportionate Share of Landlord's good faith estimate of the Operating Costs Increase for the following year. This estimated amount shall be divided into twelve equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's statement is rendered.. If; in any calendar year, the actual amount of the Operating Costs Increase Tenant owes is less than the estimate for that year, then upon receipt of Landlord's statement, any overpayment made by Tenant shall be credited towards all payments thereafter due under this Article 6.3, and the estimated monthly installments of Tenant's share of Operating Costs Increase shall be adjusted to reflect such lower Project Operating Costs for the most recent year. If the actual amount of the Operating Costs Increase Tenant owes is more than the estimate for that year, Tenant shall immediately pay any such increase to Landlord.

                     c. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the amount Tenant owes under this Section for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, provided Tenant is not in default under this Lease, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

                     d. All increases in Project Operating Costs shall be determined separately and without regard to changes or adjustments in Property Taxes or Insurance Charges for the Project.

                     e. Project Operating Costs shall not include (i) costs incurred because the Landlord or another tenant violated the terms of any lease; (ii) interest on debt or amortization payments on mortgages or deeds of trust or any. other debt for borrowed money; (iii) advertising, promotional and public relations expenditures;
                               (iv) repairs or other work needed because of fire, windstorm, or other


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                               casualty or cause insured against by Landlord
                               or to the extent Landlord's insurance required under Section 38 would have provided insurance, whichever is greater coverage, except that the cost of the deductible for said insurance shall be included in the project operating costs; (v) any costs, fines, or penalties incurred because Landlord violated any law, governmental rule or authority; (vi) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remove hazardous waste or asbestos containing materials from the Property unless the waste or asbestos containing materials were in or on the Property because of tenant's negligence or intentional acts; and (vii) other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

                  6.4. Property Taxes. Tenant agrees to pay to Landlord, as additional rent, Tenant's Project Proportionate Share of the amount by which all taxes, assessments and other similar governmental charges levied on or attributable to the Project or its operation for each Comparison Year exceed the amount of all Property Taxes for the Base Year, including without limitation, (1) real property taxes or assessments levied or assessed against the Project, (2) assessments or charges levied or assessed against the Project by any redevelopment agency, and (3) any tax measured by gross rental received from the leasing of the Project, excluding any net income, franchise, capital stock estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments, such taxes, assessments and charges being hereinafter referred to as "Property Taxes".If at any time during the Lease Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Property Taxes. Tenant shall pay the amount of Property Taxes owed by Tenant in accordance with the requirements of Section 6.3 of this Lease. All increases in Property Taxes for each year of this Lease shall be determined separately and without regard to changes or adjustments in Project Operating Costs or Insurance Charges for the Project.

           6.5. Insurance Charges. Tenant agrees to pay to Landlord, as additional rent, Tenant's Project Proportionate Share of the amount by which all premiums for insurance for each Comparison Year exceed the amount of Premiums for the Base Year including, without limitation, public liability, property damage, loss of rents, earthquake and fire and extended coverage insurance for the full replacement value of the Project as required by Landlord or its lenders for the Project. Tenant shall pay the amount of Premiums owed by Tenant in accordance with the requirements of Section
                     6.3 of this Lease. All increases in Premiums for each year of this Lease shall be determined separately and without regard to changes or adjustments in Project Operating Costs or Property Taxes for the Project.

           6.6. Definition of Rent. All costs and expenses which tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Annual Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Landlord (or other person that Landlord may designate), and at such place as Landlord may from time to time designate in writing, without any prior notice or demand therefor and without deduction or offset, in lawful money of the United States of America.

           6.7. Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease pursuant to
                     Section 6.4 hereof, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (i) the costs or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (ii) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts, tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (iii) the possession, leasing, operation, management, maintenance or alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or (iv) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

           6.8. Audit. Landlord shall retain its records regarding Common Area Maintenance Charges for a period of at least one (1) year following the final billing for the calendar year in question. At any time during such one (1) year period, upon reasonable advance written notice to Landlord, but not more frequently than once in any calendar year, Tenant shall have the right to audit all of Landlord's or Landlord's agent's records pertaining to Common Area Maintenance Charges by a representative of Tenant's choice. If such audit reveals that Landlord's annual statement was incorrect, any over-billing discovered in the course of such audit shall be refunded to Tenant within thirty (30) days of Landlord's receipt of a copy of the audit, unless Landlord disputes the audit, and any underbilling shall be paid by Tenant to Landlord within thirty (30) days of the audit. In the event that any overbilling exceeds the amount actually due from Tenant for the year by


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                      three percent (3%) or more, then Landlord shall reimburse
                      Tenant for the reasonable costs of the audit. If Landlord disputes the results of Tenant's audit, Landlord and Tenant shall attempt to resolve such dispute in good faith. If Landlord and Tenant are unable to do so within thirty (30) days, then Landlord shall commission a second audit by an accounting firm selected by Landlord. The results of such second audit shall be deemed conclusive as to any such dispute. Landlord shall pay the cost of such second audit unless such second audit confirms amounts actually due from Tenant for the year are within the three percent (3%) noted above, in which event Tenant shall pay for the second audit. In any event, Tenant shall continue to pay all Rent and Excess Operating Costs, Additional Rent, as otherwise provided by this Lease until the dispute is resolved or the results of the second audit are available.

7.         INTEREST AND LATE CHARGES.

           If Tenant fails to pay, when due, any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest from the due date until the date paid at the prime rate then established by Bank Of America plus two percent per annum, but not to exceed the maximum rate then allowed by law. Tenant acknowledges that the late payment of any installment of Rent or other charges will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within five (5) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. By affixing their initials where indicated below, Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such late payment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's defaults with respect to such late payment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

8.         SECURITY DEPOSIT.

           Tenant agrees to deposit with Landlord a Security Deposit equal to one Monthly Installment of Annual Base Rent upon execution of this Lease as security for Tenant's faithful performance of its obligations under this Lease. Tenant may not credit the Security Deposit to any rent, or additional rent, due under the lease, including rent due during the last month of the Term of this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord, and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord, and any attempt by Tenant to do so shall be void, without full force or effect and shall not be binding upon Landlord.

           If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all, or any portion, of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, or for any loss or damage sustained by Landlord as a result of Tenant's default under or breach of any term of this Lease. Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant's failure to do so shall constitute an event of default hereunder and Landlord shall have the right to exercise any remedy provided for at Section 28 hereof. Within thirty (30) days after the Term has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default of any of its obligations hereunder, Landlord shall return the Security Deposit or any balance thereof to Tenant, or if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. Such Security Deposit shall be returned to Tenant within thirty (30) days of Tenant's vacation of the Premises provided that the Premises is in satisfactory condition as per Paragraph 12.8 of the Lease Agreement. If any portion of the Security Deposit is retained by Landlord, Landlord shall provide Tenant with a statement setting for the amounts and reasons for retention. IF Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation to Tenant with respect to the Security Deposit.

9.         TENANT'S USE OF THE PREMISES.

           Tenant shall use the Premises solely for general office and assembly of components for telecommunications equipment. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Project or the certificate of occupancy issued for the Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expenses, shall comply with all laws, ordinances, regulations, rules and/or any directives of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant of any action or proceeding against Tenant or that Tenant has violated any such law, ordinances, regulations, rules and/or directives in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section. Tenant shall not


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           do or permit anything to be done in or about the Premises or Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises or Project to be used for any improper, immoral, or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or Project. Tenant shall not permit animals in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises or Project.

10.        SERVICES AND UTILITIES.

           Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises, during normal business hours of generally recognized business days, the utilities and services described herein, including water, electricity for operating common areas during hours determined by Landlord in its sole discretion and subject to the Rules and Regulations of the Building or Project. If Tenant desires any of these services at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefore on demand. Landlord shall also keep lighted the common stairs, common entries and restroom(s) in the Project. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or by any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, the Building or the Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, the Building, or the Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

           Tenant shall not consume water in excess of that usually furnished or supplied for the use of premises as general office space (as determined by the Landlord) without first procuring the written consent of Landlord, which Landlord may refuse, and, in the event of consent, Landlord may have installed a water meter in the Premises to measure the amount of water consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant, and Tenant agrees to pay promptly as and when bills are rendered for all such water consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred by Landlord in keeping account of the water so consumed. If a separate meter is not installed, the excess cost for such water shall. be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

           If Landlord has installed separate metering of electricity furnished to the Premises, the cost of maintenance and repair of such metering shall be paid by Tenant. Tenant agrees to cause all bills for its use of electricity to be sent and charged directly to Tenant and Tenant agrees to promptly pay such electrical bill as and when rendered for all such electricity consumed as shown by said metering at utility rates charged by said public utility. Tenant agrees not to connect any apparatus with electric current except through existing electrical outlets in the Premises.

           Landlord shall furnish heating, ventilation, and air conditioning ("HVAC"), elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in the manner that such services are customarily furnished to comparable office building in.the area. Tenant at his sole cost and expense shall provide for itself all other services including telephone services chargeable to the Premises not herein supplied by Landlord.

11.        CONDITION OF THE PREMISES.

           Except as specified in the "Tenant Improvement Punch List" and/or "Move-In Walk Through Form," taking of possession of the Premises by Tenant shall be deemed conclusive evidence that, as of that date, the Premises were in good order and satisfactory condition. Tenant acknowledges that no promises to alter, remodel, repair or improve the Premises, the Building, or the Project and no representation, express or implied, respecting any matter relating to the Premises, the Building, or the Project or this Lease including, without limitation, the suitability of or condition of the Premises, the Building, or the Project have been made to Tenant by Landlord or its Broker or any agent, other than as may be contained herein or in a separate exhibit or addendum signed and made a part of this agreement by Landlord and Tenant.

12.        CONSTRUCTION, REPAIRS AND MAINTENANCE.

           12.1. Landlord's Obligations: Landlord shall maintain in good order, condition and repair the structural portions of the Project, the Building, the Common Areas, and all other portions of the Premises and the Project not the obligation of Tenant or of any other tenant in the Project, unless such maintenance and repairs are caused in part or in whole by the act, neglect,, or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs as determined by Landlord plus a reasonable percentage of mark-up to cover general conditions and fees.

           12.2.     Tenant's Obligations.

                     a. Tenant, at Tenant's sole expense shall, except for services and utilities furnished by Landlord pursuant to Section 10 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing,


                                    6 of 17                  INITIALS ____ ____
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                               pipes and fixtures, electrical wiring, switches
                               and fixtures, furnishings and special items and equipment installed by or at the expense of Tenant; provided, however, that Tenant may not make repairs of a capital nature without Landlord's prior written consent (at Landlord's sole discretion) nor shall Tenant be responsible for the costs of capital repairs unless such repairs are due to Tenant's use in excess of normal wear and tear or due to Tenant's negligence or intentional misconduct.

                     b. Tenant shall be responsible for all repairs and alterations in and to the Premises, the Building, and the Project and the facilities and systems thereof, the need for which arises out of (I) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Section 14) in the Premises, (iii) the moving of Tenant's Property into or out of the Premises, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

                     c. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If, within ten (10) days thereafter, Tenant fails to. promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such work and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord plus a reasonable percentage of mark-up to cover general conditions and fees shall be paid by Tenant promptly upon demand and interest shall accrue on any unpaid portion of such amount at the prime rate then established by Bank Of America plus two percent per annum, from the date payment was due, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

           12.3. Compliance with Law: Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance and repair obligations as set forth herein.

           12.4. Waiver by Tenant: Tenant expressly. waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition or repair. The foregoing sentence shall not be a waiver of Tenant's rights to claim Landlord has breached its obligations specified in this Lease.

           12.5. Load and Equipment Limits: Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Project tenants.

           12.6. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs, alterations or improvements in or to any portion of the Project, the Building, or the Premises which Landlord is required or permitted to make under this Lease or under any other tenant's lease or required to make by law. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

           12.7. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Project's mechanical, electrical, plumbing, heating, ventilating, air conditioning or other systems serving, located in, or passing through the Premises.

           12.8. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 14 shall be repaired by Tenant at Tenant's expense.

13.        ALTERATIONS AND ADDITIONS.

           13.1. Tenant shall not make any additions, alterations or improvements to the Premises without first obtaining the prior written consent of Landlord. Landlord's consent may be conditioned upon Tenant's removing any such additions, alterations or improvements upon the expiration of the Lease Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvements shall be done in a good and workmanlike manner by properly qualified and licensed contractors, mechanics and other personnel approved in advance by Landlord, and such work shall be permitted by the City in which the work is performed and diligently pursued to completion in conformance with applicable building codes. Tenant shall supply Landlord with copies of as-built drawings and permits. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work.

           13.2. Tenant shall pay the costs of any work done on the Premises pursuant to Section 13.1 and shall keep the Premises and Project free and clear of mechanic's, materialman's or any other liens. Tenant shall


                                    7 of 17                  INITIALS ____ ____
                     indemnify, defend against and hold Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

                     Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens before the actual commencement of any work for which a claim or lien may be filed. Tenant shall give Landlord ten days written notice of the intended commencement date to enable Landlord to post notices of nonresponsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

           13.3. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half times the total estimated cost to any additions, alterations or improvements to be made in or to the Premises to protect Landlord against any liability for mechanic's and materialman's liens and to insure timely completion of the work. Nothing contained in this Section
                     13.3 shall relieve Tenant of its obligation under Section
                     13.2 to keep the Premises and the Project free of all liens.

           13.4.     Unless their removal is required by Landlord as provided in
                     Section 13.1, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof upon the expiration of the Lease Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 14.2.

           13.5. Tenant shall be required to remove only those Alterations and Additions which Landlord identifies in writing, at the time Landlord consents to construction, as an Alteration or Addition which Landlord desires to be removed upon termination or expiration of this Lease.

14.        LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

           14.1. All fixtures, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in
                     Section 14.2.

           14.2. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Project, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Lease Term; provided that if any of Tenant's Property is removed, Tenant shall, within ten (10) days thereafter or the Expiration Date, whichever occurs first, repair any damage to the Premises or to the Building resulting from such removal,

15.        RULES AND REGULATIONS.

           Tenant agrees to comply with (and cause its agents, contractors employees and invitees to comply with) the rules and regulations attached hereto as Exhibits "D", "E" and "E-1" and with such reasonable modifications and additions thereto as Landlord may from time to time make which shall apply uniformly to all tenants of the Project. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of Page 8 of the Project or their agents, contractors or invitees.

16.        CERTAIN RIGHTS RESERVED BY LANDLORD.

           Landlord reserves the following rights, exercisable without liability to Tenant for (i) damage or injury to property, person or business,
           (ii) causing an actual or constructive eviction, from the Premises, or (iii) disturbing Tenant's use or possession of the premises:

                     a. To name the Project and to change the name or street address of the Project;

                     b. To change the size, location, nature and use of the common areas, so long as such changes do not materially affect Tenant's use of the Premises;

                     c. To install and maintain all signs on the exterior and interior of the Project;

                     d. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

                     e. At any time during the Lease Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an Interest in the Project or Landlord, and during the last six months of the Lease Term, to show the Premises to prospective tenants thereof and post signs; and


                                    8 of 17                  INITIALS ____ ____
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                     f.        To enter the Premises for the purpose. of making
                               inspections, repairs, alterations, additions or improvements to the Premises or the Project (including, without limitation, checking, calibrating, adjusting or balancing controls and other systems), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Project or Landlord's interest herein, or as may be necessary or desirable for the operation or improvement of the Project or in order to comply with laws, orders or requirements of any governmental authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

17.        ASSIGNMENT AND SUBLETTING.

           No assignment or hypothecation of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 17.

                     a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

                     b. If, at any time or from time to time during the Lease Term, Tenant desires to assign or otherwise transfer this Lease or sublet all or any part of the Premises, Tenant shall give thirty (30) days prior written notice to Landlord setting forth the provisions of the proposed assignment or sublease, the name, address and business of the proposed assignee or subtenant, information concerning the character, ownership and financial condition of the proposed assignee or subtenant, the proposed date of the assignment or sublease, any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, the consideration and all other material terms and conditions of the proposed transfer, all in such detail as Landlord shall reasonably require. In addition, Tenant shall promptly supply Landlord with such additional information concerning the proposed transfer as Landlord may reasonably request. Landlord shall have the option, exercisable by written notice given to Tenant within twenty (20) days after Tenant's notice is given, either to permit a proposed sublease of such space at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

                               (i)        Landlord shall have the right to
                                          approve such proposed assignee or
                                          subtenant, which approval shall not be
                                          unreasonably withheld;

                               (ii) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord,

                               (iii) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

                               (iv) No assignee or sublessee shall have a further right to assign the lease or sublet the Premises except on the terms herein contained; and

                               (v) Fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

                     c. If Tenant is a corporation, partnership or other entity, the transfer of controlling interest of Tenant during the terms shall constitute an assignment for purposes of this Section 17.

                     d. Notwithstanding the provisions of Paragraphs 17(a) and 17(b) above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation or entity which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Section 9 remains unchanged.

                     e. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of


                                    9 of 17                  INITIALS ____ ____
                               exhausting remedies against such assignee, subtenant or successor. Landlord may, if Tenant does not provide Landlord with a current mailing address to notify Tenant, consent to subsequent assignment of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

                     f. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of five hundred and 00/100 Dollars ($500.00) plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request. Such administrative fee shall be increased annually by the same percentage as Annual Base Rent is increased pursuant to Section 6.2 hereof.

18.        HOLDING OVER.

           If after the expiration or earlier termination of the Term, as it may be extended, Tenant remains in possession of the Premises with or without Landlord's consent (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to Lease Term and Annual Base Rent), but the "Monthly Installments of Annual Base Rent" payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Annual Base Rent payable by Tenant at the expiration of the Lease Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

           19.       SURRENDER OF PREMISES.

                     a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. On or before the Expiration Date, Tenant shall, on Landlord's request, remove Tenant's Property and repair all damage to the Premises or Building caused by such removal.

                     b. If Tenant abandons or surrenders the Premises, or is dispossessed of the Premises by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, including court costs and attorneys' fees and storage charges on such effects, for any length of time that the same shall be in Landlord's possession, shall be paid by Tenant. Landlord may, at its option, without notice, sell said effects, or any of the same at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects. On the Expiration Date, Tenant shall surrender all keys to the Premises.

20.        DESTRUCTION OR DAMAGE.

                     a. If the Premises or the portion of the Project reasonably necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Section, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within ninety
                               (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect.

                     b. If in Landlord's opinion, such repairs to the Premises or any portion of the Project reasonably necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon written notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue In full force and effect, or if Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty. If, however, the damage is limited to the interior of the Premises, then if Landlord does not elect to repair the Premises, Tenant shall have the option, at its expense, by written notice to Landlord within fifteen (15) days after receipt of Landlord's notice that it will not repair, to repair the Premises and then keep this Lease in effect. If Tenant shall repair the premises, then any insurance proceeds attributable to the damage may be used by Tenant to pay the cost of such repair.

                     c. If the Premises are to be repaired under this Section, Landlord shall repair at its cost any injury or damage to the Project outside of the Premises and shall pay the cost of restoring the Premises to their condition prior to the damage, except that Tenant shall be responsible for payment of the cost of the repair, restoration and replacement of any Leasehold Improvements and Tenant's Property in excess of the Tenant's Improvements established in the Addendum, Paragraphs 47 and 48 and the attached Exhibit "C". Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises or the Project as a result of any damage from fire or other casualty.

                     d. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises or the Project by fire or other casualty, and any present or future law


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                               which purports to govern the rights of
                               Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

21.        EMINENT DOMAIN.

                     a. If the whole of the Project or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Project or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by written notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, or if such portion of the Project other than the Premises is taken which makes it reasonably impossible for Tenant to carry on its operations, and (ii) Landlord shall have the right to terminate this Lease by written notice to Tenant given within ninety (90) days after the date of such taking if the taking shall include the Building of which the Premises are a part. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of Termination. If this Lease continues in force upon such partial taking, the Annual Base Rent and Tenant's Proportionate Share of Project Operating Expenses shall be equitably adjusted according to the remaining Area of the Premises and Project.

                     b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property and after damage recoverable by Tenant under applicable laws.

                     c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of the Tenant Improvement allowance established pursuant to Addendum, Paragraphs 47 and 48 and the attached Exhibit "C". Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other leasehold improvements and Tenant's Property.

22.        INDEMNIFICATION.

                     a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant, Landlord, or any other person, or for any injury to or death of any person, arising out of: (i) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in or on the Premises; (ii) any breach or default by Tenant of any of Tenant's obligations under this Lease;
                               (iii) any negligent or otherwise tortuous act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises or Project from any cause, except to the extent due to Landlord's gross negligence or intentional misconduct.

                     b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises or Project, caused by or resulting from fire, explosion, falling plaster, steam, electricity, gas, water or rain which may leak or flow or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whatsoever, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project except to the extent resulting from the willful misconduct or gross negligence of Landlord. Landlord shall not be liable for any damage arising from any act or omission of any other tenant of the Project.

                     c. Notwithstanding the provisions of Section 22(a) and (b) to the contrary, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building,
                               (ii) loss or damage to any property by theft or otherwise. Landlord, its agents, employees and invitees shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect on the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents on the Premises or in the Building or of defects therein or in the fixtures or equipment.

23. TENANT'S INSURANCE.

                     a. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant hereunder shall (i) be issued by an insurance company having a General Policyholders Rating of


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                               B+ or better and a financial size of "VI" or
                               better, as set forth in the most current issue of Best's Rating Guide and licensed to do business in the State of California; (ii) name Landlord, Landlord's agent if any, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear; (iii) be an occurrence policy (or policies); (iv) contain a cross-liability endorsement and contractual liability endorsement; (v) contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance; and (vi) include a waiver by the insurer of any right of subrogation against Landlord, its agent, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. Tenant shall furnish Landlord with renewals to "binders" of any such policy at least ten days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's agent and mortgagee and Tenant as required by this Lease. Renewal certificates shall be regularly provided to Landlord at such times as renewal certificates are regularly provided to all other landlords of Tenant. Such certificates shall provide that Tenant's insurer shall endeavor to provide Landlord with thirty (30) days/prior written notice of any cancellation or modification of Tenant's insurance coverage.

                     b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Lease Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions, or improvements as may be made by Tenant pursuant to the provisions of Section 13 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included with the classification `Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) above shall be paid to Landlord, and the proceeds under
                               (ii) above shall be paid to Tenant.

                     c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Lease Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than $1,000,000.00 combined single limit for bodily injury, death and property damage liability.

                     d. Not less than every two years during the Lease Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's Insurance policy limits for all insurance to be carried by Tenant as set forth in this Section. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Section shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 6.2 hereof for the adjustment of the Annual Base Rent.

24.        WAIVER OF SUBROGATION.

           Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual wavier of subrogation is contained in this Lease.

25.        SUBORDINATION AND ATTORNMENT.

           Upon written request of Landlord, or any mortgage or deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any mortgage or deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Lease Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.


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           In the event of any foreclosure sale or transfer in lieu of foreclosure, Tenant shall attorn to the purchaser or transferee as the case may be, and recognize that party, as Landlord, under this Lease, provided such party acquires and accepts the Premises subject to this Lease,

26.        TENANT ESTOPPEL CERTIFICATES.

           Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, in recordable form, a written statement in the form as required by Landlord certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Annual Base Rent and the date to which Annual Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and
           (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall, at Landlord's election, be a default under this Lease without further notice other than that required pursuant to Section 28.1 hereof and shall also be conclusive upon Tenant that:
           (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

27.        TRANSFER OF LANDLORD'S INTEREST.

           In the event of any sale or transfer by Landlord of the Premises or the Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Project or Lease occurring after the completion of such sale or transfer, and Landlord's successor shall be solely responsible for all obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto. Tenant shall fully and properly cooperate in the completion of such transfer

28.        DEFAULT.

            28.1. Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                     a.        If Tenant abandons or vacates the Premises; or

                     b. If Tenant fails to pay any Rent or any additional rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) days after written notice thereof from Landlord (so long as the form of any such notice complies with statutory requirements, any such notice and the opportunity to cure shall be in lieu of and not in addition to the notice required in order to commence unlawful detainer proceedings); or

                     c. If Tenant fails promptly and fully to perform any non-monetary covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant (so long as the form of any such notice complies with statutory requirements, any such notice and the opportunity to cure shall be in lieu of and not in addition to the notice required in order to commence unlawful detainer proceedings); or

                     d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

                     e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

                     f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

                     g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

                     h. If Tenant is a partnership or consists of more than one person or entry, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs (d) through (g) above.

           28.2. Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

                     a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or no further claim under this Lease; or


                                    13 of 17                  INITIALS ____ ____
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                     b.        Maintain Tenant's right to possession, in which
                               case this Lease shall continue in effect whether or not Tenant shall have abandoned the premises. This remedy is intended to be the remedy described in California Civil Code Section 1951.4. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder; and/or

                     c. Reenter the Premises under the provisions of subparagraph (b), and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

                     If Landlord reenters the Premises under the provisions of subparagraphs (b) or (c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord within five (5) days after demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, within five (5) days of the demand, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

           28.3. Damages. Should Landlord elect to terminate this Lease under the provisions of subparagraph 28.2(a) or (c) above, Landlord may recover as damages from Tenant the following:

                     a. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

                     b. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                     c. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

                     d. Proximately Caused Damages. Any, other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would by likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (i) retaking possession of the Premises, (ii) maintaining the Premises after Tenant's default,
                               (iii) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (iv) reletting the Premises, including brokers' commissions.

                               "The worth at the time of the award" as used in subparagraphs (a) and (b) above, is to be computed by allowing interest on the unpaid rent at the rate of twelve percent (12%) per annum or by allowing interest at the maximum rate an individual is permitted to charge by law, whichever is greater. "The worth at the time of the award" as used in subparagraph (c) above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time, of the award plus one percent.

           28.4. Waiver: Cumulative. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term; covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed to be a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver. Landlord's exercise of any right of remedy shall not prevent it from exercising any other right or remedy which may be provided by law or this Lease, whether or not stated in this Lease. The termination of this Lease under this Article 16 shall not release Tenant from obligations arising as a result of any acts or omissions occurring prior to such expiration or termination, including, without limitation, any indemnity obligations of Tenant and any obligations of Tenant under
                     Article 7 of this Lease and all such obligations shall survive such termination.

29.        BROKERAGE FEES.

           Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation other than Newport National Corporation, who represents the Landlord, and Business Real Estate, Rick Reeder, who represents the Tenant. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or


                                    14 of 17                  INITIALS ____ ____
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           fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

30.        NOTICES.

           All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duty served or given when actually delivered if personally delivered or within three (3) business days after deposit in the mail if sent by certified or registered U.S. mail, postage prepaid, or return receipt requested. Such notices shall be addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building Manager, and (b) If to Tenant, to Tenant's Mailing Address; provided however, notices to Tenant or Landlord shall be deemed duly served or given if personally delivered or mailed to Landlord at its offices. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

31.        GOVERNMENT ENERGY OR UTILITY CONTROLS.

           In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant or any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry Into the Premises to effect compliance.

32.        QUIET ENJOYMENT.

           Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33.        FORCE MAJEURE.

           Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this
           Article 33 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease in a timely manner.

34.        CURING TENANT'S DEFAULTS.

           If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs plus a reasonable percentage mark-up to cover general conditions and fees of such performance within ten (10) days upon receipt of a bill therefor.

35.        LIMITATION OF LIABILITY.

           In consideration of the benefits accruing hereunder, Tenant agrees that, if Landlord is a partnership, in the event of any actual or alleged failure, breach or default of this Lease by Landlord,

                     a. The sole and exclusive remedy shall be against the assets of such partnership;

                     b. No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

                     c. No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

                     d. No partner of Landlord shall be required to answer or otherwise plead to any service of process;

                     e. No judgment may be taken against any partner of Landlord;

                     f. Any judgment taken against any partner of Landlord may be vacated and set-aside at any time without hearing;

                     g. No writ of execution will ever be levied against the assets of any partner of Landlord; and

                     h. These covenants and agreements are for the benefit of and shall be enforceable both by Landlord and by any partner of Landlord.

           Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

36.        BUILDING PLANNING.

           In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Building of which the Premises forms a part, at Landlord's sole cost and expense, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit 48


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           shall become part of this Lease and shall reflect the location of the new space. However, if the new space does not meet with Tenant's reasonable approval, Tenant shall have the right to cancel this Lease upon giving Landlord thirty (30) days notice within ten (10) days of receipt of Landlord's notification. In no event shall Landlord relocate Tenant during the first (1st) year of the Original Lease Term. Any relocation shall be to space which is substantially similar In size, dimensions and configuration to the Premises. Landlord shall reimburse Tenant for all reasonable expenses incurred by Tenant In relocating including, but not limited to, moving expenses, phone transfer charges, and the cost of changing the address on business stationery and business cards.

37.        MISCELLANEOUS.

                     a.        Accord and Satisfaction; Allocation of Payments.
                               No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

                     b. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

                     c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding. In addition, if Landlord incurs attorneys fees and/or costs in enforcing or seeking to enforce any right of indemnity set forth in the Lease, all such attorneys' fees and costs shall be recoverable and deemed within the scope of such indemnity and/or this attorneys' fees provisions.

                     d. Captions and Section Numbers. The captions appearing within the body of this lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease unless expressly stated otherwise.

                     e. Changes Requested. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by a lender that holds Landlord's interest as security, or by any prospective purchaser of the Project, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change of amendment is requested.

                     f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                     g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

                     h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its Board of Directors authorizing such execution.

                     i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

                     j. Execution of Lease, No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease or a counterpart to Tenant.

                     k. Furnishing of Financial Statements: Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall within thirty (30) days furnish Landlord, from time to time, upon Landlord's written request, with published annual and/or quarterly reports reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

                     l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.


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                     m.        Prior Agreements: Amendments. This Lease contains
                               all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement of understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

                     n. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and, acknowledge a "short form" memorandum of this Lease for recording purposes in form and content satisfactory to both parties. The party requesting that a short form lease be recorded shall be responsible for paying any costs incurred in connection therewith.

                     o. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall to the extent possible, be construed to accomplish its intended effect.

                     p. Successors and Assigns. This Lease shall apply to and bind the permitted successors and assigns of the parties.

                     q. Time of the Essence. Time is of the essence in this Lease.

                     r. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

                               The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved.

                               No act or conduct of Landlord including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

                               Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

                               Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

                     s. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary of mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                     t. Identification of Tenant. If more than one person executes this Lease as Tenant:

                               (i) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

                               (ii)       The term "Tenant" as used in this
                                          Lease shall mean and include each of
                                          them jointly and severally. The act of
                                          or notice from or notice or refund to,
                                          or the signature of any one or more of
                                          them, with respect to the tenancy of
                                          this Lease, including, but not limited
                                          to any renewal, extension, expiration,
                                          termination or modification of this
                                          Lease, shall be binding upon each and
                                          all of the persons executing this
                                          Lease as Tenant with the same force
                                          and effect as if each and all of them
                                          had so acted or so given or received
                                          such notice or refund or so signed.

                     u. Exhibits and Addenda. All exhibits and addenda attached to this Lease are incorporated herein by this reference and shall be deemed a part of this Lease.

                     Notwithstanding anything to the contrary contained herein, the obligations of Tenant hereunder shall not extend beyond what is commercially reasonable given the particularities of the project and such premises.

38.        WAIVER OF LANDLORD'S LIEN.

           The terms of any statutory lien provisions notwithstanding, in no event shall Landlord have a lien on, interest in or any other right to any computer hardware, computer peripherals or computer software, in whatever form, which may be or may have been on the Premises at any time during the term of this Lease.


                                    17 of 17                  INITIALS ____ ____
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The parties hereto have executed this Lease as of the date first above written.

AGREED AND ACCEPTED:                        AGREED AND ACCEPTED:

LANDLORD:                                   TENANT:

The Campus, LLC,                            Viasat, Inc.,
a California Limited Liability Company      a California corporation,

By:    Newport National Corporation,
       a California corporation
Its:   Manager                              By: _______________________________
                                                     Greg Monahan
       By:  _________________________       Its:     Vice President
            Jeffry A. Brusseau
       Its: Senior Vice President/CCO       Date: _____________________________

Date:  _______________________



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